Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG HOUSTON LONDON	LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

May 10, 2012

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

303 West Madison Street, Suite 2400

Chicago, Illinois 60606

Re:	Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

7 3/4% Senior Notes due 2019

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-4 (File No. 333-180754) filed on April 16, 2012 by Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership (the “Partnership”), Aviv Healthcare Capital Corporation, a Delaware corporation (the “Co-Issuer” and, together with the Partnership, the “Issuers”), Aviv REIT, Inc., a Maryland corporation and general partner of the Partnership (the “Parent”), and the indirect subsidiaries of the Partnership listed on Schedule I hereto (together with the Parent, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Amendment No. 1 being filed with the Commission on the date hereof (such registration statement as so amended, the “Registration Statement”). The Registration Statement relates to the registration, as more fully described in the Registration Statement, of $100,000,000 aggregate principal amount of the Issuers’ 7 3/4% Senior Notes due 2019 (the “New Notes”), which are to be offered in exchange for an equivalent aggregate principal amount of the Issuers’ outstanding 7 3/4% Senior Notes due 2019 issued on March 28, 2012 (the “Old Notes”). The Old Notes are guaranteed by the Guarantors (the “Old Note Guarantees”), and the New Notes will be guaranteed by the Guarantors (the “New Note Guarantees”). Old Notes that are accepted for exchange for New Notes will be cancelled and retired.

The Old Notes and the Old Note Guarantees were, and the New Notes and the New Note Guarantees will be, issued pursuant to the Indenture, dated as of February 4, 2011 (the “Original Indenture”), among the Issuers, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of March 22, 2011, the Second Supplemental Indenture dated as of November 1, 2011, the Third Supplemental Indenture dated as of December 29, 2011 and the Fourth Supplemental Indenture dated as of March 28, 2012, in each case, among the Issuers, the Guarantors who are a party thereto and the Trustee (such supplemental indentures, together with the Original Indenture, being referred to herein as the “Indenture”).

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

May 10, 2012

This letter is being delivered in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5) of Regulation S-K, each under the Securities Act.

In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement, the exhibits filed therewith, the Indenture and the form of New Notes. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

Based on and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Partnership is a limited partnership validly existing and in good standing under the laws of the State of Delaware. The Co-Issuer is a corporation validly existing and in good standing under the laws of the State of Delaware. The Indenture and the New Notes have been duly authorized by the Issuers.

2. Each indirect subsidiary of the Partnership listed on Schedule I hereto under the caption “Delaware Guarantors” (the “Delaware Guarantors”) is a limited liability company or limited partnership validly existing and in good standing under the laws of the State of Delaware. Each indirect subsidiary of the Partnership listed on Schedule I hereto under the caption “Illinois Guarantors” (the “Illinois Guarantors”) is a limited liability company validly existing and in good standing under the laws of the State of Illinois. The Indenture (including the New Note Guarantees set forth therein) has been duly authorized by each Delaware Guarantor and each Illinois Guarantor.

3. The New Notes will be legally issued and valid and binding obligations of the Issuers and the New Note Guarantees set forth in the Indenture will be legally issued and valid and binding obligations of the Guarantors, in each case when (i) the Registration Statement, as finally amended (including all post-effective amendments, if any), shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended and (ii) the New Notes shall have been duly executed and issued by the Issuers and duly authenticated by the Trustee as provided in the Indenture and shall have been duly delivered against surrender and cancellation of like principal amount of the Old Notes in the manner described in the Registration Statement.

May 10, 2012

The foregoing opinions are subject to the following qualifications, exceptions, assumptions and limitations:

A.	The foregoing opinions are limited to matters arising under the laws of the State of New York, the General Corporation Law of the State of Delaware, as amended, the Delaware Limited Liability Company Act, as amended, the Delaware Revised Uniform Limited Partnership Act, as amended, and the Limited Liability Company Act of the State of Illinois, as amended. We express no opinion and make no statement as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the States of New Mexico, Maryland or Texas.

B.	With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument, (ii) such Instrument has been duly authorized, executed and delivered by each party thereto and (iii) such instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that (x) we make no such assumption in clause (i) or (ii) insofar as such assumption relates to the Issuers, any Delaware Guarantor or any Illinois Guarantor and (y) we make no assumption in clause (iii) insofar as such assumption relates to the Issuers or, guarantor listed on Schedule I hereto. We have also assumed that no event has occurred or will occur that would cause the release of the New Guarantee by any Guarantor under the terms of the Indenture.

C.	Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons for whom consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP

Schedule I

Subsidiary Guarantors

Delaware Guarantors

Arkansas Aviv, L.L.C.

Arma Yates, L.L.C.

Aviv Asset Management, L.L.C.

Aviv Financing I, L.L.C.

Aviv Financing II, L.L.C.

Aviv Financing III, L.L.C.

Aviv Financing IV, L.L.C.

Aviv Financing V, L.L.C.

Aviv Foothills, L.L.C.

Aviv Healthcare Properties Operating Partnership I, L.P.

Aviv Liberty, L.L.C.

Aviv OP Limited Partner, L.L.C.

Avon Ohio, L.L.C.

Belleville Illinois, L.L.C.

Bellingham II Associates, L.L.C.

BHG Aviv, L.L.C.

Biglerville Road, L.L.C.

Bonham Texas, L.L.C.

Bradenton ALF Property, L.L.C.

Burton NH Property, L.L.C.

California Aviv, L.L.C.

California Aviv Two, L.L.C.

Camas Associates, L.L.C.

Casa/Sierra California Associates, L.L.C.

Chatham Aviv, L.L.C.

Chenal Arkansas, L.L.C.

Clarkston Care, L.L.C.

Colonial Madison Associates, L.L.C.

Columbia View Associates, L.L.C.

Columbus Texas Aviv, L.L.C.

Columbus Western Avenue, L.L.C.

Commerce Sterling Hart Drive, L.L.C.

Conroe Rigby Owen Road, L.L.C.

CR Aviv, L.L.C.

Crooked River Road, L.L.C.

Cuyahoga Falls Property, L.L.C.

Darien ALF Property, L.L.C.

Denison Texas, L.L.C.

East Rollins Street, L.L.C.

Elite Mattoon, L.L.C.

Elite Yorkville, L.L.C.

Falfurrias Texas, L.L.C.

Florence Heights Associates, L.L.C.

Fountain Associates, L.L.C.

Four Fountains Aviv, L.L.C.

Fredericksburg South Adams Street, L.L.C.

Freewater Oregon, L.L.C.

Fullerton California, L.L.C.

Gardnerville Property, L.L.C.

Germantown Property, L.L.C.

Giltex Care, L.L.C.

Great Bend Property, L.L.C.

HHM Aviv, L.L.C.

Hidden Acres Property, L.L.C.

Highland Leasehold, L.L.C.

Hot Springs Aviv, L.L.C.

Houston Texas Aviv, L.L.C.

Hutchinson Kansas, L.L.C.

Iowa Lincoln County Property, L.L.C.

Jasper Springhill Street, L.L.C.

Kansas Five Property, L.L.C.

Karan Associates, L.L.C.

Karan Associates Two, L.L.C.

KB Northwest Associates, L.L.C.

Kingsville Texas, L.L.C.

Manor Associates, L.L.C.

Mansfield Aviv, L.L.C.

Massachusetts Nursing Homes, L.L.C.

McCarthy Street Property, L.L.C.

Minnesota Associates, L.L.C.

Missouri Associates, L.L.C.

Missouri Regency Associates, L.L.C.

Monterey Park Leasehold Mortgage, L.L.C.

Mt. Vernon Texas, L.L.C.

Murray County, L.L.C.

Newtown ALF Property, L.L.C.

Northridge Arkansas, L.L.C.

Norwalk ALF Property, L.L.C.

Oakland Nursing Homes, L.L.C.

October Associates, L.L.C.

Ogden Associates, L.L.C.

Ohio Aviv, L.L.C.

Ohio Aviv Two, L.L.C.

Ohio Aviv Three, L.L.C.

Ohio Pennsylvania Property, L.L.C.

Omaha Associates, L.L.C.

Orange ALF Property, L.L.C.

Oregon Associates, L.L.C.

Peabody Associates, L.L.C.

Peabody Associates Two, L.L.C.

Prescott Arkansas, L.L.C.

Richland Washington, L.L.C.

Riverside Nursing Home Associates, L.L.C.

Salem Associates, L.L.C.

San Juan NH Property, L.L.C.

Sandalwood Arkansas Property, L.L.C.

Savoy/Bonham Venture, L.L.C.

Searcy Aviv, L.L.C.

Sedgwick Properties, L.L.C.

Skagit Aviv, L.L.C.

Skyview Associates, L.L.C.

Southeast Missouri Property, L.L.C.

Southern California Nevada, L.L.C.

Star City Arkansas, L.L.C.

Texas Fifteen Property, L.L.C.

Tujunga, L.L.C.

VRB Aviv, L.L.C.

Wellington Leasehold, L.L.C.

West Pearl Street, L.L.C.

Willis Texas Aviv, L.L.C.

Woodland Arkansas, L.L.C.

Yuba Aviv, L.L.C.

Illinois Guarantors

Benton Harbor, L.L.C.

Chippewa Valley, L.L.C.

Commerce Nursing Homes, L.L.C.

Effingham Associates, L.L.C.

Heritage Monterey Associates, L.L.C.

Hobbs Associates, L.L.C.

Idaho Associates, L.L.C.

Montana Associates, L.L.C.

Orange, L.L.C.

Pomona Vista L.L.C.

Red Rocks, L.L.C.

Rose Baldwin Park Property L.L.C.

Santa Ana-Bartlett, L.L.C.

Santa Fe Missouri Associates, L.L.C.

Sun-Mesa Properties, L.L.C.

Washington-Oregon Associates, L.L.C.

Watauga Associates, L.L.C.

Xion, L.L.C.

Other Subsidiary Guarantors

Alamogordo Aviv, L.L.C., a New Mexico limited liability company

Aviv REIT, Inc., a Maryland corporation

Clayton Associates, L.L.C., a New Mexico limited liability company

N.M. Bloomfield Three Plus One Limited Company, a New Mexico limited liability company

N.M. Espanola Three Plus One Limited Company, a New Mexico limited liability company

N.M. Lordsburg Three Plus One Limited Company, a New Mexico limited liability company

N.M. Silver City Three Plus One Limited Company, a New Mexico limited liability company

Raton Property Limited Company, a New Mexico limited liability company

Wheeler Healthcare Associates, L.L.C., a Texas limited liability company

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